Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contacts:	Dave Green
	SCR Partners		(615) 587-7728
	(615) 760-1104		David.Green@contactAAC.com
IR@contactAAC.com

AAC Holdings, Inc. Issues Statement on California Department of Justice Actions

BRENTWOOD, Tenn. – (July 29, 2015) AAC Holdings, Inc. (NYSE: AAC) offered the following comments in response to an indictment returned by a grand jury and unsealed today in connection with an investigation by the California Department of Justice. The indictment asserts charges against subsidiaries of AAC and two current and three former employees. Additional comments will be provided as future events dictate. Until such time, the Company will be limited in its disclosures on this matter.

“While we are just now having the opportunity to review this indictment, we take these charges seriously. We firmly believe that the California Department of Justice’s case is without merit. We will vigorously defend the Company and each individual in court.

“The case involves the 2010 death of a client who was found dead of natural causes in his room the morning after he checked in to one of our facilities. A civil case resulting from the client’s death was confidentially settled a year ago with no admission of liability. At the time and still today, our condolences go out to the client’s family for their loss.

“The Company believes the charges are legally and factually unfounded and intends to contest them vigorously in court. The Company is not currently aware of any evidence that the Company or any of the individuals charged were responsible for the resident’s death.

“The coroner concluded the client died of hypertensive cardiovascular disease. The individual also had a history of chronic obstructive pulmonary disease, according to a police report. The coroner made absolutely no finding that the death had anything to do with his treatment at our facility. The coroner’s report and the police report are public documents.

“Importantly, this case will not distract us from AAC’s mission—providing quality, comprehensive, compassionate and innovative care to individuals and families struggling with alcohol and drug addictions as well as mental and behavioral health issues. We are dedicated to the recovery of each individual, each and every day.

“Three of the individuals named in the case are former employees of AAC. Jerrod Menz, the Company’s President and a member of the Board of Directors, has voluntarily stepped down from those roles to address these charges. Meg Dean, Operations Director of the Company’s residential treatment facility in San Diego, will remain in her current role. Both are valuable members of AAC’s team and will be defended vigorously along with the other individuals charged.”

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat adults as well as adolescents who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We operate 12 substance abuse treatment facilities and one mental health facility specializing in binge eating disorders. Located throughout the United States, these facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.com or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and quantitative lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of pending acquisitions and the integration thereof; (vi) our failure to achieve anticipated financial results from contemplated acquisitions; (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisitions; (viii) a disruption in our ability to perform diagnostic drug testing services; (ix) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; and (x) a disruption in our business related to the recent indictment of certain of our subsidiaries and current and former employees, and (xi) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

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